Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report, dated March 17, 2009, with respect to the financial statements of Winland Electronics, Inc. (the “Company”) for the years ended December 31, 2008 and 2007, included in this Form 10-K into the Company’s previously filed Registration Statements on Form S-3, No. 333-00723, and Form S-8, No. 333-153377, No. 333-153378, No. 333-27727, No. 333-27729,  No. 333-45216 and No. 333-126061.

/s/ McGladrey & Pullen LLP

Minneapolis, Minnesota
March 17, 2009